Exhibit 8.2

July 26, 2023

Boards of Directors

NB Financial, MHC

NB Financial, Inc.

NB Bancorp, Inc.

Needham Bank

1063 Great Plain Ave.

Needham, Massachusetts 02492

Boards of Directors:

You have requested this firm’s opinion regarding the material Massachusetts income tax consequences that will result from the conversion of NB Financial, MHC, a Massachusetts mutual holding company (the “Mutual Holding Company”), from the mutual to capital stock form of organization (the “Conversion”), pursuant to the Plan of Conversion of NB Financial, MHC, adopted June 7, 2023 (the “Plan”), and the integrated transactions described below. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan.

In connection with our opinion, we have relied upon the accuracy of the factual matters set forth in the Plan.

In rendering the opinion set forth below, we have relied on the opinion of Luse Gorman, PC related to the Federal tax consequences of the proposed Conversion (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation.

We are also relying on certain representations as to factual matters provided to Luse Gorman, PC by the parties, as set forth in the certificate signed by an authorized officer of the Bank. We have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In connection therewith, we have examined the Plan of Conversion and certain other documents of or relating to the Conversion, some of which are described or referred to in the Plan of Conversion and which we deemed necessary to examine in order to issue the opinions set forth below.

In issuing our opinions, we have assumed that the Plan of Conversion has been duly and validly authorized and has been approved and adopted by the Board of Directors of the parties at a meeting duly called and held; that the parties will comply with the terms and conditions of the Plan; and that the various representations and warranties that are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Conversion except on the basis of the documents and assumptions described above.

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Conversion will at all times comply with the requirements of Code Sections 368(a)(1)(A) and 368(a)(1)(F), the other applicable state and Federal laws and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Conversion will be conducted strictly in accordance with the Plan. Any variations may affect the opinions we are rendering.

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Massachusetts Department of Revenue or a court.

Our opinion is based upon the existing provisions of the Massachusetts General Laws, the Code of Massachusetts Regulations and upon current Massachusetts Department of Revenue published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein.

Similarly, any change in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions stated herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

Statement of Facts/Description of Proposed Transactions

We understand that the relevant facts are as follows. The Bank is a Massachusetts-chartered cooperative bank, which is headquartered in Needham, Massachusetts. The Bank was originally organized in mutual form and subsequently reorganized as a stock bank in the mutual holding company structure. The Bank is currently the wholly owned subsidiary of the Mid-Tier Holding Company, which is the wholly owned subsidiary of the Mutual Holding Company. The Mutual Holding Company is a mutual holding company with no stockholders. The depositors of the Bank are considered the “owners” of the Mutual Holding Company and are entitled upon the complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors.

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank adopted the Plan providing for the Conversion of the Mutual Holding Company from a Massachusetts-chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Stock Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will offer shares of Holding Company Common Stock to the Bank’s depositors and to members of the general public in the Offering.

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Stock Holding Company will be organized as a first tier Maryland- chartered stock holding company subsidiary of the Mid-Tier Holding Company.

(2)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving entity (the “MHC Merger”), whereby the shares of Mid-Tier Holding Company common stock owned by the Mutual Holding Company will be cancelled and the Eligible Account Holders and Supplemental Eligible Account Holders will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

(3)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Stock Holding Company (the “Mid-Tier Merger”), with the Stock Holding Company as the resulting entity. As part of the Mid- Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the Eligible Account Holders and Supplemental Eligible Account Holders will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account.

(4)	Immediately after the Mid-Tier Merger, the Stock Holding Company will offer for sale the Holding Company Common Stock in the Offering.

(5)	The Stock Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account.

Following the Conversion, a Liquidation Account will be maintained by the Stock Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The initial balances of the Liquidation Account will be equal to the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion. The terms of the Liquidation Account and Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Stock Holding Company lacks sufficient net assets, are set forth in Section 9.7 of the Plan.

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

As a result of the Conversion and the Offering, the Stock Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Stock Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Stock Holding Company will be those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans (“Employee Plans”) and Supplemental Eligible Account Holders. The Stock Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering to certain members of the general public (with preferences given first to persons residing in the Local Community), and if shares remain after the Subscription and Community Offerings, shares may be offered for sale, at the sole discretion of the Stock Holding Company, to members of the general public in a Syndicated Community Offering.

Luse Gorman, P.C. Federal Tax Opinion

Luse Gorman, PC (“Counsel”) has provided an opinion that addresses the material federal income tax consequences of the Conversion. The opinion concluded, as follows:

1.	The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code)

2.	The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54)

3.	No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code)

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

4.	No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code)

5.	Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of a liquidation interest in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code)

6.	The basis of the assets of Mutual Holding Company (other than the stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code)

7.	The holding period of the assets of the Mutual Holding Company transferred to the Mid- Tier Holding Company will include the holding period of those assets in the Mutual Holding Company. (Section 1223(2) of the Code)

8.	The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code)

9.	The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Stock Holding Company and the Stock Holding Company’s assumption of its liabilities in exchange for shares of Holding Company Common Stock and the constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code)

10.	No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code)

11.	The basis of the assets of the Mid-Tier Holding Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code)

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

12.	The holding period of the assets of Mid-Tier Holding Company to be received by the Stock Holding Company will include the holding period of those assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code)

13.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account in the Stock Holding Company. (Section 354 of the Code)

14.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182)

15.	It is more likely than not that the fair market value at the effective date of the Conversion of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Liquidation Account in the unlikely event that either the Bank (or the Stock Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Stock Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Stock Holding Company lacks sufficient net assets to pay distributions from the Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Conversion. (Section 356(a) of the Code)

16.	It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code)

17.	The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code)

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

18.	No gain or loss will be recognized by the Stock Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code)

Massachusetts Tax Opinion

In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations (“Treasury Regulations”) thereunder, and upon current Internal Revenue Service (the “Service”) administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

Our opinions are not binding on the Massachusetts Department of Revenue (the “Department”) and the Department may disagree with the opinions contained herein. Although we believe our opinion will be sustained if challenged, there can be no assurances to this effect. Because the opinions expressed herein are based upon current tax law, future changes in Massachusetts tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan of Conversion. However, we have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

The Bank is subject to the Massachusetts Financial Institution Excise Tax under MGL Chapter 63 Sections 1, 2 and 2A. At the effective time of the Conversion, Mutual Holding Company, Mid-Tier Holding Company, the Bank, and the Stock Holding Company will be subject to same. However, the Stock Holding Company may elect to be classified as a security corporation pursuant to MGL Chapter 63, Section 38B(b).

MGL Chapter 63 Section 2(a) provides that every financial institution engaged in business in the commonwealth shall pay an excise measured by its net income. Net income is defined in MGL Chapter 63 Section 1 as gross income less deductions allowed by the Internal Revenue Code, as amended and in effect for the taxable year, with enumerated modifications. Such modifications are not relevant to this Opinion. By adopting the federal Internal Revenue Code, Massachusetts has conformed its treatment of corporate reorganizations to the federal treatment.

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

Accordingly, based upon the facts and representations stated herein and the existing law, and the assumptions made by Luse Gorman, P.C. in the federal opinion letter, it is the opinion of Wolf & Company, P.C. regarding the Massachusetts Financial Institution Excise and tax effects of the Plan that:

1.	No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company.

2.	No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company.

3.	Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of a liquidation interest in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

4.	The basis of the assets of Mutual Holding Company (other than the stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer.

5.	The holding period of the assets of the Mutual Holding Company transferred to the Mid- Tier Holding Company will include the holding period of those assets in the Mutual Holding Company.

6.	The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Stock Holding Company and the Stock Holding Company’s assumption of its liabilities in exchange for shares of Holding Company Common Stock and the constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders.

7.	No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger.

8.	The basis of the assets of the Mid-Tier Holding Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer.

9.	The holding period of the assets of Mid-Tier Holding Company to be received by the Stock Holding Company will include the holding period of those assets in the Mid-Tier Holding Company immediately prior to the transfer.

10.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account in the Stock Holding Company.

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

11.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of their exercise of the nontransferable subscription rights.

12.	It is more likely than not that the fair market value at the effective date of the Conversion of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Liquidation Account in the unlikely event that either the Bank (or the Stock Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Stock Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Stock Holding Company lacks sufficient net assets to pay distributions from the Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Conversion.

13.	It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof.

14.	The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised.

15.	No gain or loss will be recognized by the Stock Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering.

Conclusion

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the Massachusetts Department of Revenue or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

Boards of Directors
NB Financial, MHC
NB Financial, Inc.
NB Bancorp, Inc.
Needham Bank

The opinions set forth above represent our conclusions as to the application of existing Massachusetts income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us.

It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinions expressed herein.

We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above. This opinion is rendered solely for the benefit of the Mutual Holding Company, Mid-tier Holding Company, the Bank, and Stock Holding Company in connection with the proposed transactions described herein, and may not be delivered to or relied upon by any other person or entity without our express written consent, except that we consent to the filing of this opinion letter as an exhibit to the Stock Holding Company’s Letter Application for Conversion filed with the Federal Reserve and to the Stock Holding Company’s Registration Statement on Form S-1 filed with the SEC. We also hereby consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion and Plan of Distribution-Material Income Tax Consequences” and “Legal and Tax Matters.”

Very truly yours,

Wolf & Company, P.C.